NL Industries, Inc.                                              Robert D. Hardy
16825 Northchase Drive, Suite 1200                       Chief Financial Officer
Houston, TX  77060                                                (281) 423-3332
--------------------------------------------------------------------------------
News Release
                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                   NL INDUSTRIES, INC. ANNOUNCES COMPLETION OF
               (euro)285 MILLION OFFERING OF SENIOR SECURED NOTES
                BY ITS SUBSIDIARY KRONOS INTERNATIONAL, INC. AND
                    REDEMPTION OF 11.75% SENIOR SECURED NOTES


HOUSTON, TX - June 28, 2002 - NL Industries, Inc. (NYSE: NL) today announced the completion of a private placement offering by its indirect wholly owned subsidiary, Kronos International, Inc., of (euro)285 million ($281 million at current exchange rates) 8.875% Senior Secured Notes (the "Notes") due 2009. Kronos International, Inc. used the net proceeds of the Notes offering to repay affiliate indebtedness to NL, a portion of which NL is utilizing to redeem at par all of its outstanding 11.75% Senior Secured Notes due 2003, plus accrued interest. Notice of redemption of the 11.75% Senior Secured Notes has been given to the trustee and the redemption amount of $174.7 million (principal and accrued interest) has been deposited with the trustee to complete the redemption on July 28, 2002.

The Notes were sold to qualified institutional buyers in the United States in reliance on Rule 144A and to persons outside of the United States in reliance on Regulation S under the Securities Act of 1933, as amended. The Notes are not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


In addition, certain operating subsidiaries of Kronos International, Inc. have entered into a three year (euro)80 million ($79 million at current exchange rates) secured revolving credit facility. Approximately (euro)40 million ($39 million at current exchange rates) has been drawn to refinance Kronos International, Inc.'s existing short-term notes payable. The revolving credit facility will be used to fund working capital requirements and for general corporate purposes of certain operating subsidiaries of Kronos International, Inc.

Kronos International, Inc. conducts NL's titanium dioxide pigments operations in Europe. NL Industries, Inc. is a major international producer of titanium dioxide pigments.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "should," "could," "anticipates," "expects," or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties, including, but not limited to, global economic and political conditions, financial market conditions, changes in foreign currency exchange rates, operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the cyclicality of the titanium dioxide industry, global productive capacity, customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions, and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.